UPON RECORDATION RETURN TO:                                        EXHIBIT 10.26

Sonnenschein Nath & Rosenthal LLP
8000 Sears Tower
233 South Wacker
Chicago, Illinois 60606
Attention:  Patrick G. Moran, Esq.


                            LEASEHOLD DEED OF TRUST,
                            ------------------------
                   ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND
                   -------------------------------------------
                                 FIXTURE FILING
                                 --------------

                            Project Commonly Known As
                    "Scottsdale Quarter, Scottsdale, Arizona"

        Grantor's Organizational Identification Number is: ______________

     THIS LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is made as of November 30, 2007, by KIERLAND CROSSING, LLC, a Delaware limited liability company ("Grantor") whose address is 150 East Gay Street, Columbus, Ohio 43215, in favor of Lawyers Title of Arizona, Inc., an Arizona Corporation ("Trustee"), whose address is 1850 N. Central Avenue, Suite 1200, Phoenix, AZ 85004, for the benefit of KEYBANK NATIONAL ASSOCIATION, as administrative agent for itself and one or more Lenders (as defined in that certain Construction, Acquisition and Interim Loan Agreement bearing the date of November 30, 2007 by and among Grantor, such Lenders and KEYBANK NATIONAL ASSOCIATION, as administrative agent, hereinafter the "Loan Agreement"), together with its successors and assigns (the "Beneficiary"), whose address is 127 Public Square, Cleveland, Ohio 44114. All capitalized terms used but not defined herein shall have the meaning given such terms in the Loan Agreement.

1.   Grant and Secured Obligations.

     1.1 Grant. Grantor has executed and delivered to the Lenders certain promissory notes (such promissory notes, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, are collectively referred to herein as the "Notes"), in and by which the Grantor promises to pay the principal of all Loans under such Loan Agreement and interest at the rate and in installments as provided in the Notes, with a final payment of the outstanding principal balance and accrued and unpaid interest being due on or before May __, 2011, subject to extension in accordance with the terms of the Loan Agreement, or such earlier date resulting from acceleration of the indebtedness by Lenders (the "Maturity Date"). All amounts secured hereby shall be governed by the terms and conditions of the Loan Agreement. To the extent there may be any inconsistency between the terms and provisions of this Deed of Trust and the terms and provisions of the Loan Agreement, the terms and provisions of the Loan Agreement shall govern and control.

     Grantor has a 100% leasehold interest in the Property (as defined below) under that certain First Amended and Restated Ground Lease by and between SUCIA SCOTTSDALE, LLC (the "Ground Lessor") and Grantor dated December 6, 2006, as the same may be amended from time to time (the "Ground Lease").

     In consideration of the Indebtedness evidenced by the Notes and to secure the timely payment of both principal and interest in accordance with the terms and provisions of the Notes and in accordance with the terms, provisions and limitations of this Deed of Trust, to secure the payment of any and all amounts advanced by the Administrative Agent or any Lender with respect to the Property for the payment of taxes, assessments, insurance premiums or any other costs incurred in the protection of the Property, to secure the performance of the covenants and agreements contained herein and in the Notes, the Loan Agreement, and any other documents evidencing or securing the Loans (collectively, the "Loan Documents") to be performed by Grantor, and for the purpose of securing payment and performance of the Obligations and Secured Obligations defined and described in Section 1.2 below, Grantor does by these presents grant, bargain, sell, convey, assign and grant a security interest in, mortgage and warrant unto Trustee in trust for the benefit of Beneficiary forever, with power of sale, all estate, right, title and interest which Grantor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any estate or part of it, as the context may require, the "Property"):

          (a) The real property located in the City of Scottsdale, County of Maricopa, State of Arizona, as described in Exhibit A, together with all existing and future easements and rights affording access to it (the "Premises"); together with

          (b) All buildings, structures and improvements now located or later to be constructed on the Premises (the "Improvements"); together with

          (c) All existing and future appurtenances, privileges, easements, franchises and tenements of the Premises, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Premises, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Premises lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and Improvements; together with

          (d) All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions ("Leases") relating to the use and enjoyment of all or any part of the Premises and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such leases; together with

          (e) All real property and improvements on it, and all appurtenances and other property and interests of any kind or character, whether described in Exhibit A or not, which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements; together with


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

          (f) All goods, materials, supplies, chattels, furniture, fixtures, equipment and machinery now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Premises and Improvements, whether stored on the Premises or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Deed of Trust and any manufacturer's warranties with respect thereto; together with

          (g) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Premises or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Premises or Improvements; together with

          (h) All of Grantor's interest in and to all operating accounts pertaining to the Property and the Loans, whether disbursed or not; together with

          (i) All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Grantor with third parties (including all utility deposits), contract rights, development and use rights, governmental permits and licenses, applications, architectural and engineering plans, specifications and drawings, as-built drawings, chattel paper, instruments, documents, notes, drafts and letters of credit (other than letters of credit in favor of Beneficiary), which arise from or relate to construction on the Premises or to any business now or later to be conducted on it, or to the Premises and Improvements generally and any builder's or manufacturer's warranties with respect thereto; together with

          (j) All insurance policies pertaining to the Premises and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Premises, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Premises, Improvements or the other property described herein or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

          (k) All of Grantor's right, title and interest in and to the Ground Lease and the leasehold estate created thereby, together with all modifications, extensions and renewals of the Ground Lease and all credits, deposits (including, without limitation, any deposit of cash or securities or any other property which may be held to secure Grantor's performance of its obligations under the Ground Lease), options, privileges and rights of Grantor as tenant under the Ground Lease, including, but not limited to all the estate, right, title, claim or demand whatsoever of Grantor either in law or in equity, in possession or expectancy of, in and to the Property or any part thereof, including the fee title to the property conveyed or to be conveyed pursuant to any right described in the Ground Lease.

          (l) All of Grantor's rights in and to any and all Rate Management Transactions entered into with the Administrative Agent or any of the Lenders in connection with the Loan Agreement. "Rate Management Transactions" shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Grantor and Administrative Agent or any Lender which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures;

          (m) All books and records pertaining to any or all of the Property, including computer-readable memory and any computer hardware or software necessary to access and process such memory ("Books and Records"); together with

          (n) All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the Property.

1.2  Secured Obligations.

          (a) Grantor makes the grant, conveyance, and mortgage set forth in
     Section 1.1 above, and grants the security interest set forth in Section 3 below for the purpose of securing the following obligations (the "Secured Obligations") in any order of priority that Beneficiary may choose:

               (i) Payment of all obligations at any time owing under the Notes under the terms of the Loan Agreement; and

               (ii) Payment and performance of all obligations of Grantor under this Deed of Trust; and

               (iii) Payment and performance of all obligations of Grantor under the Loan Agreement; and

               (iv) Payment and performance of any obligations of Grantor under any other Loan Document which is executed by Grantor;

               (v) Payment and performance of all future advances and other obligations that Grantor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary; and

               (vi) Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations defined herein.

          (b) All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of this Deed of Trust and the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in any of the Notes or the Loan Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2.   Assignment of Rents.

     2.1 Assignment. Grantor hereby irrevocably, absolutely, presently and unconditionally assigns to Beneficiary all rents, royalties, issues, profits, revenue, income, accounts, proceeds and other benefits of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits (some or all collectively, as the context may require, "Rents"). This is an absolute assignment, not an assignment for security only.

     2.2 Grant of License. Beneficiary hereby confers upon Grantor a license ("License") to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.2 below, shall exist and be continuing. If an Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate this License without notice to or demand upon Grantor, and without regard to the adequacy of Beneficiary's security under this Deed of Trust.

     2.3 Collection and Application of Rents. Subject to the License granted to Grantor under Section 2.2 above, Beneficiary has the right, power and authority to collect any and all Rents. Grantor hereby appoints Beneficiary its attorney-in-fact to perform any and all of the following acts, if and at the times when Beneficiary in its sole discretion may so choose:

          (a) Demand, receive and enforce payment of any and all Rents;

          (b) Give receipts, releases and satisfactions for any and all Rents;
     and

          (c) Sue either in the name of Grantor or in the name of Beneficiary for any and all Rents.

Beneficiary and Grantor agree that the mere recordation of the assignment granted herein entitles Beneficiary immediately to collect and receive Rents upon the occurrence of an Event of Default, as defined in Section 6.2, without first taking any acts of enforcement under applicable Law, such as, but not limited to, providing notice to Grantor, filing foreclosure proceedings, initiating a Trustee's sale, or seeking and/or obtaining the appointment of a receiver. Further, Beneficiary's right to the Rents does not depend on whether or not Beneficiary takes possession of the Property as permitted under Subsection 6.3(c). In Beneficiary's sole discretion, Beneficiary may choose to collect Rents either with or without taking possession of the Property. Beneficiary shall apply all Rents collected by it in the manner provided under
Section 6.6. If an Event of Default occurs while Beneficiary is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Deed of Trust, Beneficiary and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Deed of Trust and at law or in equity.

     2.4 Beneficiary Not Responsible. Under no circumstances shall Beneficiary have any duty to produce Rents from the Property. Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Premises and Improvements, unless Beneficiary agrees in writing to the contrary, Beneficiary is not and shall not be deemed to be:

          (a) A "mortgagee in possession" for any purpose; or

          (b) Responsible for performing any of the obligations of the lessor under any lease; or

          (c) Responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property, unless caused by the gross negligence, willful misconduct or bad faith of Beneficiary; or

          (d) Liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

     2.5 Leasing. Grantor shall not accept any deposit or prepayment of rents under the Leases for any rental period exceeding one (1) month without Beneficiary's prior written consent. Grantor shall not lease the Property or any part of it except strictly in accordance with the Loan Agreement.

3.   Grant of Security Interest.

     3.1 Security Agreement. The parties intend for this Deed of Trust to create a first priority lien on the Property, and an absolute assignment of the Rents, all in favor of Beneficiary. The parties acknowledge that some of the Property and some or all of the Rents may be determined under applicable Law to be personal property or fixtures. To the extent that any portion of the Property or Rents may be or are determined to be personal property, Grantor as debtor hereby grants Beneficiary as secured party a security interest in all such Property and Rents, to secure payment and performance of the Secured Obligations. This Deed of Trust constitutes a security agreement under the Uniform Commercial Code of the state in which the Property is located, covering all such Property and Rents.

     3.2 Financing Statements. Grantor hereby authorizes Beneficiary to file one or more financing statements. In addition, Grantor shall execute such other documents as Beneficiary may from time to time require to perfect or continue the perfection of Beneficiary's security interest in any Property or Rents. As provided in Section 5.10 below, Grantor shall pay all fees and costs that Beneficiary may incur in filing such documents in public offices and in obtaining such record searches as Beneficiary may reasonably require. In case Grantor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it.

4.   Fixture Filing.

     This Deed of Trust constitutes a financing statement filed as a fixture filing under Article 9 of the Uniform Commercial Code in the state in which the Property is located, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Premises or Improvements. For this purpose, the respective addresses of Grantor, as debtor, and Beneficiary, as secured party, are as set forth in the preambles of this Deed of Trust.

5.   Rights and Duties of the Parties.

     5.1 Representations and Warranties. Grantor represents and warrants that:

          (a) Grantor owns and has a good and insurable leasehold interest in and to the Premises and Improvements, free and clear of all covenants, liens, encumbrances, restrictions, easements and other matters affecting title to the Premises except the Permitted Exceptions;

          (b) Grantor has good title to all Property other than the Premises and Improvements;

          (c) Grantor has the full and unlimited power, right and authority to encumber the Property and assign the Rents;

          (d) This Deed of Trust creates a first and prior lien on the leasehold interest in the Premises and Improvements created by the Ground Lease;

          (e) The Property includes all property and rights which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements;

          (f) Grantor owns any Property which is personal property free and clear of any security agreements, reservations of title or conditional sales contracts, and there is no financing statement affecting such personal property on file in any public office;

          (g) The Ground Lease is in full force and effect in accordance with its terms, unmodified by any writing or otherwise except as disclosed in writing to Beneficiary; all base rent, additional rent (if any) and other charges reserved in or payable under the Ground Lease have been paid in full to the extent that they are payable to the date hereof; and neither Ground Lessor nor Grantor under the Ground Lease are in default under any of the terms of the Ground Lease, and there are no circumstances that with the passage of time, the giving of notice, or both, would constitute a default by either party thereunder; and

          (h) Grantor's place of business, or its chief executive office if it has more than one place of business, is located at the address specified below.

     5.2 Taxes and Assessments. Grantor shall, prior to delinquency, pay or cause to be paid each installment of all taxes and special assessments of every kind, now or hereafter levied against the Property or any part thereof, without notice or demand, and shall provide Beneficiary with evidence of the payment of same. Grantor shall pay all taxes and assessments which may be levied upon Beneficiary's or the Lenders' interest herein or upon this Deed of Trust or the debt secured hereby (excluding any income taxes or similar charges imposed upon Beneficiary or the Lenders), without regard to any law that may be enacted imposing payment of the whole or any part thereof upon the Beneficiary or any Lender. Notwithstanding anything contained in this Section to the contrary, Grantor shall have the right to pay or cause to be paid any such tax or special assessment under protest or to otherwise contest any such tax or special assessment but only if (i) such contest has the effect of preventing the collection of such tax or special assessment so contested and also preventing the sale or forfeiture of the Property or any part thereof or any interest therein, (ii) Grantor promptly notifies Beneficiary in writing of its intent to contest such tax or special assessment, and (iii) if so requested in writing by Beneficiary, Grantor has deposited security in form and amount reasonably satisfactory to Beneficiary, and increases the amount of such security so deposited promptly after Beneficiary's request therefor. Grantor shall prosecute or cause the prosecution of all such contest actions in good faith and with due diligence.

     5.3 Performance of Secured Obligations. Grantor shall promptly pay and perform each Secured Obligation in accordance with its terms.

     5.4 Liens, Charges and Encumbrances. Grantor shall immediately discharge any lien on the Property which is not a Permitted Exception.

     5.5 Damages, Restoration, and Insurance Proceeds. As long as no Event of Default has occurred and is then continuing, all insurance proceeds for losses at the Property of less than $250,000.00 shall be adjusted with and payable to the Grantor. In case of loss, Beneficiary shall have the right (but not the obligation) to participate in and reasonably approve the settlement of any insurance claim in excess of $250,000.00 and all claims thereafter. Beneficiary is at all times authorized to collect and receive any insurance proceeds for those claims which Beneficiary is entitled to approve the settlement of hereunder and to hold such insurance proceeds for disbursement as provided herein and in the Ground Lease.

     Such insurance proceeds shall be applied to pay for costs of repair and restoration of the Property provided that no Event of Default has occurred and is then continuing. If an Event of Default has occurred and is then continuing, Beneficiary shall have the right to apply such insurance proceeds to payment of the Secured Obligations. In the event that Beneficiary is not entitled to, or does not elect to, apply the insurance proceeds to the Secured Obligations as set forth above, such insurance proceeds shall be used to reimburse Grantor for the cost of rebuilding or restoring the Improvements. The Improvements shall be so restored or rebuilt as to be substantially the same quality and character as the Improvements were prior to such damage or destruction in accordance with the Plans and Specifications or to such other condition as Beneficiary shall reasonably approve in writing.

     If the proceeds are made available for repair and restoration, any request by Grantor for a disbursement by Beneficiary of fire or casualty insurance proceeds and funds deposited by Grantor with Beneficiary pursuant to this
Section 5.5 shall be treated by Beneficiary as a Request for Loan under terms of the Loan Agreement, and the disbursement thereof shall be conditioned upon Grantor's compliance with and satisfaction of the same conditions precedent as would be applicable under the Loan Agreement for such an Advance. Such requests shall also be required to comply with all of the requirements of Article 13 of the Ground Lease, including the receipt of any approvals from the Ground Lessor required thereunder. Additionally, such disbursement shall also be conditioned upon Grantor providing to Administrative Agent: (a) updated title insurance, (b) satisfactory evidence, as reasonably determined by Administrative Agent, that the Premises and Improvements shall be so restored or rebuilt as to be of at least equal value and quality and substantially the same character as the Premises and Improvements were prior to such damage or destruction in accordance with the Plans and Specifications or to such other condition as Administrative Agent shall reasonably approve in writing, (c) satisfactory evidence of the estimated cost of completion thereof and with such architect's certificates, waivers of lien, contractors' sworn statements and other evidence of cost and of payments as Administrative Agent may reasonably require and approve. The undisbursed balance of insurance proceeds shall at all times be sufficient to pay for the cost of completion of the work free and clear of liens and if such proceeds are insufficient, Grantor shall deposit the amount of such deficiency with Beneficiary prior to the disbursement by Beneficiary of any insurance proceeds.

     5.6 Condemnation Proceeds. Grantor hereby assigns, transfers and sets over unto Beneficiary its entire interest in the proceeds (the "Condemnation Proceeds") of any award or any claim for damages for any of the Property taken or damaged under the power of eminent domain or by condemnation or any transaction in lieu of condemnation ("Condemnation"), unless, notwithstanding the forgoing, such taking, damage or condemnation does not cause a material diminution in the value of the Premises and the Improvements in which case all Condemnation Proceeds for damages to the Property shall be payable to Grantor. Beneficiary shall make available to Grantor the Condemnation Proceeds for the restoration of the Premises and Improvements if Grantor satisfies all of the conditions set forth in Section 5.5 above for disbursement of insurance proceeds. In all other cases Beneficiary shall have the right, at its option, to apply the Condemnation Proceeds upon or in reduction of the Obligations, whether due or not. If Beneficiary is entitled to and does elect to apply Condemnation Proceeds upon or in reduction of the Obligations, then Beneficiary shall reduce the then outstanding balance of the Loans under the Loan Agreement by the amount of the Condemnation Proceeds received and so applied by Beneficiary. If the Condemnation Proceeds are required to be used as aforesaid to reimburse Grantor for the cost of rebuilding or restoring the Premises and Improvements, or if Beneficiary elects that the Condemnation Proceeds be so used, and the Premises and Improvements shall be rebuilt or restored, the Condemnation Proceeds shall be paid out in the same manner as is provided in Section 5.5 above for the payment of insurance proceeds toward the cost of rebuilding or restoration of the Premises and Improvements. Any surplus which may remain out of the Condemnation Proceeds after payment of such cost of rebuilding or restoration shall, at the option of Beneficiary, be applied on account of the Indebtedness or be paid to any other party entitled thereto.

     5.7 Maintenance and Preservation of Property.

          (a) Grantor shall insure the Property as required by Section 6.1(f) and Exhibit F of the Loan Agreement and keep the Property in good condition and repair.

          (b) Except for the demolition of the existing Dial Corporation improvements on the Premises, Grantor shall not remove or demolish the Improvements or any material part of the Improvements in any way, or materially alter, restore or add to the Improvements, or initiate or allow any material change or variance in any zoning or other Premises use classification which adversely affects the Premises or any material part of it, except with Beneficiary's express prior written consent in each instance; the term "materially" or "material" as used in this Section 5.7(b) shall mean having a monetary effect in an amount greater than $250,000.

          (c) Grantor shall not commit or allow any act upon or use of the Premises or the Improvements which would violate: (i) any applicable Laws or order of any Governmental Agency, whether now existing or later to be enacted and whether foreseen or unforeseen; or (ii) any public or private covenant, condition, restriction or equitable servitude affecting the Premises or the Improvements. Grantor shall not bring or keep any article on the Premises or the Improvements or cause or allow any condition to exist on the Premises, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Grantor on the Property or any part of it under the Loan Agreement.

          (d) Grantor shall not commit or allow waste of the Property.

          (e) Grantor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

     5.8 Releases, Extensions, Modifications and Additional Security. From time to time, Beneficiary may perform any of the following acts without incurring any liability or giving notice to any person:

          (a) Release any person liable for payment of any Secured Obligation;

          (b) Extend the time for payment or performance, or otherwise alter the terms of payment or performance, of any Secured Obligation;

          (c) Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

          (d) Alter, substitute or release any property securing the Secured Obligations;

          (e) Consent to the making of any plat or map of the Premises or any part of it;

          (f) Join in granting any easement or creating any restriction affecting the Property; or

          (g) Join in any subordination or other agreement affecting this Deed of Trust or the lien of it; or

          (h) Release the Property or any part of it from the lien of this Deed of Trust.

     5.9 Release. If Grantor shall fully pay all principal and interest on the Notes and all other Indebtedness, fully pay and perform all other Secured Obligations, and comply with all of the other terms and provisions hereof to be performed and complied with by Grantor, Beneficiary, upon written request of Grantor, shall release this Deed of Trust and the lien thereof by proper instrument upon payment and discharge of the amounts required under the Loan Agreement and payment of any filing fee in connection with such release. Grantor shall pay any costs of preparation and recordation of such release.

     5.10 Compensation, Exculpation, Indemnification.

          (a) Grantor agrees to pay all fees required by and pursuant to the Loan Agreement for any services that Beneficiary may render in connection with this Deed of Trust, including providing a statement of the Secured Obligations or providing the release pursuant to Section 5.9 above. Grantor shall also pay or reimburse all of Beneficiary's costs and expenses which may be incurred in rendering any such services. Grantor further agrees to pay or reimburse Beneficiary for all costs, expenses and other advances which may be incurred or made by Beneficiary in any efforts to enforce any terms of this Deed of Trust, including any rights or remedies afforded to Beneficiary under Section 6.4, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust, including reasonable attorneys' fees and other legal costs, costs of any Foreclosure Sale (as defined in Subsection 6.4(i) below) including Trustee's fees and any cost of evidence of title. If Beneficiary chooses to dispose of Property through more than one Foreclosure Sale, Grantor shall pay all costs, expenses or other advances that may be incurred or made by Beneficiary in each of such Foreclosure Sales. In any suit to foreclose the lien hereof or enforce any other remedy of Beneficiary under this Deed of Trust or the Notes, including the exercise of the Trustee's power of sale, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for reasonable attorneys' costs and fees (including the costs and fees of paralegals), Trustee's fees, survey charges, appraiser's fees, inspecting engineer's and/or architect's fees, fees for environmental studies and assessments and all additional expenses incurred by Beneficiary with respect to environmental matters, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to, the value of or the environmental condition of the Property. All expenditures and expenses of the nature in this Subsection mentioned, and such expenses and fees as may be incurred in the protection of the Property and maintenance of the lien of this Deed of Trust, including the reasonable fees of any attorney (including the costs and fees of paralegals) employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust, the Note or the Property, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Grantor, with interest thereon at the Default Rate and shall be secured by this Deed of Trust.

          (b) Beneficiary shall not be directly or indirectly liable to Grantor or any other person as a consequence of any of the following:

               (i) Beneficiary's exercise of or failure to exercise any rights, remedies or powers granted to Beneficiary in this Deed of Trust;

               (ii) Beneficiary's failure or refusal to perform or discharge any obligation or liability of Grantor under any agreement related to the Property or under this Deed of Trust; or

               (iii) Any loss sustained by Grantor or any third party resulting from Beneficiary's failure to lease the Property, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct, gross negligence, or bad faith of Beneficiary.

     Grantor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary.

          (c) Grantor agrees to indemnify Beneficiary for and against and hold it harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which it may suffer or incur, unless caused by the negligence, willful misconduct or bad faith of the Beneficiary:

               (i) In performing any act required or permitted by this Deed of Trust or any of the other Loan Documents or by Law;

               (ii) Because of any failure of Grantor to perform any of its obligations; or

               (iii) Because of any alleged obligation of or undertaking by Beneficiary to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents.

     This agreement by Grantor to indemnify Beneficiary shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release of this Deed of Trust.

          (d) Grantor shall pay all obligations to pay money arising under this
     Section 5.10 immediately upon demand by Beneficiary. Each such obligation shall be added to, and considered to be part of, the principal of the Notes, and shall bear interest from the date the obligation arises at the Default Rate.

     5.11 Defense and Notice of Claims and Actions. At Grantor's sole expense, Grantor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of Beneficiary created under it, against all adverse claims. Grantor shall give Beneficiary prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

     5.12 Subrogation. Beneficiary shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Beneficiary in accordance with this Deed of Trust or with the proceeds of any loan secured by this Deed of Trust.

     5.13 Site Visits, Observation and Testing. Beneficiary and its agents and representatives shall have the right at any reasonable time upon 48 hours prior notice to Grantor to enter and visit the Property for the purpose of performing appraisals, observing the Property, and conducting non-invasive tests (unless Beneficiary has a good faith reason to believe that the taking and removing soil or groundwater samples is required, and in such case, conducting such tests) on any part of the Property at Beneficiary's sole cost and expense except as otherwise expressly provided in the Loan Agreement. Beneficiary has no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by Beneficiary, its agents or representatives shall impose any liability on any of Beneficiary, its agents or representatives. In no event shall any site visit, observation or testing by Beneficiary, its agents or representatives be a representation that Hazardous Materials are or are not present in, on or under the Property, or that there has been or shall be compliance with any Hazardous Materials Law or any other applicable governmental law. Neither Grantor nor any other party is entitled to rely on any site visit, observation or testing by any of Beneficiary, its agents or representatives. Neither Beneficiary, its agents or representatives owe any duty of care to protect Grantor or any other party against, or to inform Grantor or any other party of, any Hazardous Materials or any other adverse condition affecting the Property. Beneficiary shall give Grantor reasonable notice before entering the Property. Beneficiary shall make reasonable efforts to avoid interfering with Grantor's use of the Property in exercising any rights provided in this Section
5.13. Notwithstanding the foregoing, all rights granted to Beneficiary under this Section 5.13 are subject to all rights of tenants to the Property.

     5.14 Notice of Change. Grantor shall give Beneficiary prior written notice of any change in: (a) the location of its place of business or its chief executive office if it has more than one place of business; (b) the location of any of the Property, including the Books and Records; and (c) Grantor's name or business structure. Unless otherwise approved by Beneficiary in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Premises and all Books and Records will be located at Grantor's place of business or chief executive office if Grantor has more than one place of business.

     5.15 Ground Lease.

          (a) Grantor will: (i) pay the rent required by the Ground Lease as the same becomes due and payable; (ii) promptly perform and observe all of the material covenants, agreements, obligations and conditions required to be performed and observed by Grantor under the Ground Lease, and do all things necessary to preserve and keep unimpaired its rights thereunder; (iii) promptly notify Lender in writing of the commencement of a proceeding under the federal bankruptcy laws by or against Grantor or, upon Grantor's receipt of notification thereof, the Ground Lessor under the Ground Lease;
     (iv) if any of the Secured Obligations remain unpaid at the time when notice may be given by the lessee under the Ground Lease of the exercise of any right to renew or extend the term of the Ground Lease, promptly give notice to the Ground Lessor thereunder of the exercise of such right of extension or renewal; (v) in case any proceeds of insurance upon the Property or any part thereof are deposited with any Person other than Beneficiary, promptly notify Beneficiary in writing of the name and address of the Person with whom such proceeds have been deposited and the amount so deposited; (vi) promptly notify Beneficiary in writing of the receipt by Grantor of any notice (other than notices customarily sent on a regular periodic basis) from the Ground Lessor under the Ground Lease and of any notice noting or claiming any default by Grantor in the performance or observance of any of the terms, covenants, or conditions on the part of Grantor to be performed or observed under the Ground Lease; (vii) promptly notify Beneficiary in writing of the receipt by Grantor of any notice from the Ground Lessor of any termination of the Ground Lease and promptly cause a copy of each such notice to be delivered to Beneficiary; and (viii) promptly notify Beneficiary in writing of any request made by either party to the Ground Lease to the other party thereto for arbitration or appraisal proceedings pursuant to the Ground Lease, and of the institution of any arbitration or appraisal proceedings and promptly deliver to Beneficiary a copy of the determination of the arbitrators or appraisers in each such proceeding.

          (b) Grantor will not surrender the Ground Lease or Grantor's leasehold estate and interest therein, nor terminate or cancel the Ground Lease; and will not, without the prior written consent of Beneficiary, modify, change, supplement, alter or amend the Ground Lease, either orally or in writing, and as further security for the repayment and performance of the Secured Obligations and the covenants, agreements, obligations and conditions contained in the Ground Lease, Grantor hereby assigns to Beneficiary all of its rights, privileges and prerogatives as lessee under the Ground Lease to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease and any such termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease, without the prior written consent thereto by Beneficiary, shall be void and of no force and effect. Without limiting the generality of the foregoing, Grantor will not reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Code or any successor law, or allow the Ground Lease to be deemed rejected by inaction and lapse of time, and will not elect to treat the Ground Lease as terminated by the related Ground Lessor's rejection of such Ground Lease pursuant to Section 365(h)(1) of the Bankruptcy Code or any successor law, and as further security for the repayment of the indebtedness secured hereby and for the performance of the covenants, agreements, obligations and conditions herein and in the Ground Lease contained. Grantor hereby assigns to Beneficiary all of its rights, privileges and prerogatives of Grantor and Grantor's bankruptcy trustee to deal with the Ground Lease, which right may arise as a result of the commencement of a proceeding under the federal bankruptcy laws by or against Grantor or any lessor under the Ground Lease including, without limitation, the right to assume or reject, or to compel the assumption or rejection of the Ground Lease pursuant to
     Section 365(a) of the Bankruptcy Code or any successor law, the right to seek and obtain extensions of time to assume or reject the Ground Lease, the right to elect whether to treat the Ground Lease as terminated by the lessor's rejection of such Ground Lease or to remain in possession of the Property and offset damages pursuant to Section 365(b)(1) of the Bankruptcy

     Code or any successor law; and any exercise of such rights, privileges or prerogatives by Grantor or Grantor's bankruptcy trustee without the prior written consent thereto by Beneficiary shall be void and of no force and effect. No release or forbearance of any of Grantor's obligations as lessee under the Ground Lease, whether pursuant to the Ground Lease or otherwise, shall release Grantor from any of its obligations under this Deed of Trust, including, but not limited to, Grantor's obligations with respect to the payment of rent as provided for in the Ground Lease and the observance and performance of all of the covenants, agreements, obligations and conditions contained in the Ground Lease to be observed and performed by the lessee thereunder. Unless Beneficiary shall otherwise expressly consent in writing, the fee title to the real property demised by the Ground Lease and the leasehold estate thereunder shall not merge, but shall always remain separate and distinct, notwithstanding the union of such estates either in Grantor or in a third party by purchase or otherwise.

          (c) Upon the written demand of Beneficiary, Grantor will promptly deliver to Beneficiary a certificate stating that the Ground Lease is in full force and effect, is unmodified, that no notice of termination thereon has been served on Grantor, stating the date to which the net rent has been paid and stating, to the knowledge of Grantor, whether or not there are any defaults thereunder and specifying the nature of such defaults, if any. Grantor shall deliver to Beneficiary such certificate within twenty (20) days after Beneficiary's demand therefor.

          (d) Grantor will furnish to Beneficiary upon demand, proof of payment of all items which are required to be paid by Grantor pursuant to the Ground Lease.

          (e) No release or forbearance of any of Grantor's obligations under the Ground Lease, pursuant to the Ground Lease, or otherwise, shall release Grantor from any of its obligations under this Deed of Trust, including its obligation with respect to the payment of rent as provided for in the Ground Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Ground Lease, to be kept, performed and complied with by the tenant therein.

6.   Transfers, Default and Remedies.

     6.1 Transfers. Grantor acknowledges that Beneficiary is making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Grantor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Beneficiary's reliance, Grantor agrees that Grantor shall not make or permit to be made, by voluntary or involuntary means, any transfer of the Property or Grantor's interests therein or any equity interests in Grantor or in its Members, except for Permitted Transfers under the Loan Agreement and leases in the ordinary course (a "Transfer"), unless the Transfer is preceded by Beneficiary's express written consent to the particular transaction and transferee. Beneficiary may withhold such consent in its sole discretion.

     6.2 Events of Default. Grantor will be in default under this Deed of Trust upon the occurrence of any one or more of the following events (some or all collectively, "Events of Default;" any one singly, an "Event of Default"):

          (a) If a default shall occur with respect to any of the covenants, agreements and obligations of Grantor under this Deed of Trust involving the payment of money (other than a default in the payment of principal when due as provided in Section 16.1(a) of the Loan Agreement) and shall continue for a period of ten (10) Banking Days after the due date thereof; or

          (b) If there is a failure to perform or observe any of the other covenants, agreements and conditions contained in this Deed of Trust in accordance with the terms hereof, and such default continues unremedied for a period of thirty (30) days after written notice from Beneficiary to Grantor of the occurrence thereof, or, if such default is not reasonably susceptible of cure within such period, within such longer period as is reasonably necessary to effect a cure so long as Grantor continues to diligently pursue cure of such default but not in any event in excess of ninety (90) days; and provided further, however, that notwithstanding the 30-day cure period or extended cure period described above in this clause
     (b), if a different notice or cure period is specified under the terms of this Deed of Trust, such provision shall control, and Grantor shall have no more time to cure the failure or breach than is allowed under such provision as to such failure or breach; or

          (c) An "Event of Default" occurs under the Loan Agreement or any other Loan Document.

     6.3 Remedies. At any time after an Event of Default, Beneficiary shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Beneficiary at law or in equity. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

          (a) Acceleration. Upon the occurrence and continuation of any Event of Default the whole of the principal sum hereby secured shall, at once either automatically or at the option of Beneficiary as described in Section 16.2(c) of the Loan Agreement, become immediately due and payable, together with accrued interest thereon, without any presentment, demand, protest or notice of any kind to Grantor.

          (b) Receiver. Beneficiary shall, as a matter of right, without notice and without giving bond to Grantor or anyone claiming by, under or through Grantor, and without regard for the solvency or insolvency of Grantor or the then value of the Property, to the extent permitted by Law, be entitled to have a receiver appointed for all or any part of the Property and the Rents, and the proceeds, issues and profits thereof, with the rights and powers referenced below and such other rights and powers as the court making such appointment shall confer, and Grantor hereby consents to the appointment of such receiver and shall not oppose any such appointment. Such receiver shall have all powers and duties prescribed by applicable law, all other powers which are necessary or usual in such cases for the protection, possession, control, management and operation of the Property, and such rights and powers as Beneficiary would have, upon entering and taking possession of the Property under subsection (c) below.

          (c) Entry. Beneficiary, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: taking and possessing all of Grantor's or the then owner's Books and Records; entering into, enforcing, modifying or canceling leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Beneficiary; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Beneficiary so requests, Grantor shall assemble all of the Property that has been removed from the Premises and make all of it available to Beneficiary at the site of the Premises. Grantor hereby irrevocably constitutes and appoints Beneficiary as Grantor's attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Grantor's name on any instruments.

          (d) Cure; Protection of Security. Beneficiary may cure any breach or default of Grantor, and if it chooses to do so in connection with any such cure, Beneficiary may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust, including, without limitation, completing construction of the improvements at the Property contemplated by the Loan Agreement. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary's sole judgment is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Loan Agreement; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary. Beneficiary may take any of the actions permitted under this Subsection 6.3(d) either with or without giving notice to any person. Any amounts expended by Beneficiary under this Subsection 6.3(d) shall be secured by this Deed of Trust.

          (e) Uniform Commercial Code Remedies. Beneficiary may exercise any or all of the remedies granted to a secured party under the Uniform Commercial Code in the state in which the Property is located.

          (f) Foreclosure; Lawsuits. Beneficiary shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, and to bring an action for a deficiency judgment, for the Secured Obligations, or any part thereof, by any proceedings appropriate under Law. Beneficiary or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder, and the amount of Beneficiary's successful bid shall be credited on the Secured Obligations. Without limiting the foregoing, Beneficiary may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure under the judgment or decree of any court of competent jurisdiction.

          (g) Other Remedies. Beneficiary may exercise all rights and remedies available to it under the Ground Lease or any agreement related to the Ground Lease, along with all rights and remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Grantor or any other person or entity in favor of Beneficiary in connection with the Secured Obligations or any part thereof, without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Grantor. Beneficiary shall have the right to pursue all remedies afforded to a mortgagee under Law, and shall have the benefit of all of the provisions of such Law, including all amendments thereto which may become effective from time to time after the date hereof.

          (h) Sale of Personal Property. Beneficiary shall have the discretionary right to cause some or all of the Property, which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

               (i) For purposes of this power of sale, Beneficiary may elect to treat as personal property any Property which is intangible or which can be severed from the Premises or Improvements without causing structural damage. If it chooses to do so, Beneficiary may dispose of any personal property, in any manner permitted by Article 9 of the Uniform Commercial Code of the state in which the Property is located, including any public or private sale, or in any manner permitted by any other applicable law.

               (ii) In connection with any sale or other disposition of such Property, Grantor agrees that the following procedures constitute a commercially reasonable sale: Beneficiary shall mail written notice of the sale to Grantor not later than thirty (30) days prior to such sale. Beneficiary will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Beneficiary will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding, Beneficiary shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

          (i) Single or Multiple Foreclosure Sales. If the Property consists of more than one lot, parcel or item of property, Beneficiary may:

               (i) Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

               (ii) Elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under or in connection with judicial proceedings to foreclose this Deed of Trust in the manner provided by law for foreclosure of a mortgage, by virtue of a judgment and decree of foreclosure and sale, or by Trustee's power of sale; or through two or more such sales or dispositions; or in any other manner Beneficiary may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" and any two or more, "Foreclosure Sales").

          If Beneficiary chooses to have more than one Foreclosure Sale, Beneficiary at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Beneficiary may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Deed of Trust on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

          (j) Trustee's Power of Sale. To the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, Beneficiary may invoke the Trustee's power of sale by delivering to Trustee a written statement of breach or non-performance. Trustee shall then record a notice of sale in the form required by applicable law in the Recorder's office of the county in which the Premises are located and shall otherwise give notice as prescribed by applicable law. After such time as is required by applicable law, and after publication and posting of the notice of sale in accordance with applicable law, Trustee, without demand on Grantor, shall sell the Property at public auction to the highest bidder for cash at the time and place designated in the notice of sale. Trustee may postpone sale of the Property by public declaration at the time and place of any previously scheduled sale unless otherwise required by applicable law. Trustee shall deliver to the purchaser its Trustee's deed conveying the Property without any covenant or warranty. Beneficiary, its successor and assigns, may bid at said sale and purchase said Property, or any part thereof, if the highest bidder therefor. Proceeds of the sale shall be applied as provided in the Deed of Trust or as otherwise required by applicable law. The purchaser at any such sale shall be under no obligation to see to the proper application of the purchase money. A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein; and subsequent sales may be made hereunder until all of the Secured Obligations have been satisfied, or the entire Property sold, without defect or irregularity.

          (k) Judicial Foreclosure. If any Event of Default hereunder occurs, Beneficiary may commence an action to judicially foreclose this Deed of Trust in the manner provided by law for foreclosure of a mortgage.

     6.4 Credit Bids. At any Foreclosure Sale, any person, including Grantor or Beneficiary, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for such property, Beneficiary, to the extent permitted by law, may settle for the purchase price by crediting the sales price of the property against the following obligations:

          (a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Grantor is obligated to pay or reimburse Beneficiary under Section 5.10 of this Deed of Trust; and

          (b) Second, all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose.

     6.5 Application of Foreclosure Sale Proceeds. Except as otherwise required by applicable law, the proceeds of any Foreclosure Sale shall be applied in the following manner:

          (a) First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Grantor is obligated to reimburse Beneficiary under Section 5.10 of this Deed of Trust;

          (b) Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Beneficiary under the terms of this Deed of Trust which then remain unpaid;

          (c) Third, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose; and

          (d) Fourth, to remit the remainder, if any, to the person or persons entitled thereto.

     6.6 Application of Rents and Other Sums. Beneficiary shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Beneficiary may receive or collect under Section 6.3 above, in the following manner:

          (a) First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Beneficiary or any receiver;

          (b) Second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose; and

          (c) Third, to remit the remainder, if any, to the person or persons entitled to it.

Beneficiary shall have no liability for any funds which it does not actually receive.

7.   Miscellaneous Provisions.

     7.1 Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Deed of Trust. The Loan Documents also grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Grantor which apply to this Deed of Trust and to the Property.

     7.2 No Waiver or Cure.

          (a) Each waiver by Beneficiary must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary to take action on account of any default of Grantor. Consent by Beneficiary to any act or omission by Grantor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary's consent to be obtained in any future or other instance.

          (b) If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Deed of Trust; or prejudice Beneficiary or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien of this Deed of Trust.

               (i) Beneficiary, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Subsection 6.3(c).

               (ii) Beneficiary collects and applies Rents as permitted under Sections 2.3 and 6.6 above, either with or without taking possession of all or any part of the Property.

               (iii) Beneficiary receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Beneficiary under Section 5.5 and Section 5.6 above.

               (iv) Beneficiary makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.13 above.

               (v) Beneficiary receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

               (vi) Beneficiary or any receiver invokes any right or remedy provided under this Deed of Trust.

     7.3 Powers of Beneficiary.

          (a) If Beneficiary performs any act which it is empowered or authorized to perform under this Deed of Trust, including any act permitted by Section 5.8 or Subsection 6.3(d) of this Deed of Trust, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Deed of Trust on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Grantor shall not be released or changed if Beneficiary grants any successor in interest to Grantor any extension of time for payment, or modification of the terms of payment, of any Secured

     Obligation. Beneficiary shall not be required to comply with any demand by the original Grantor that Beneficiary refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

          (b) Beneficiary may take any of the actions permitted under Subsections 6.3(b) and/or 6.3(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

          (c) From time to time, Beneficiary may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Deed of Trust. Beneficiary may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

     7.4 Merger. Grantor covenants and agrees that unless Beneficiary shall otherwise expressly consent in writing, the fee title to the Premises and the leasehold estate demised by the Ground Lease shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in the Ground Lessor, Grantor, or a third party by purchase or otherwise; and in case Grantor acquires the fee title or any other estate, title or interest in the Premises, this Deed of Trust shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, Deed of Trust or conveyance, become and be subject to the lien of and covered by this Deed of Trust.

     7.5 Joint and Several Liability. If Grantor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of Grantor's obligations under this Deed of Trust.

     7.6 Applicable Law. The creation, perfection and enforcement of the lien of this Deed of Trust and all other terms and conditions of this Deed of Trust shall be governed by the substantive laws of the state of Arizona.

     7.7 Successors in Interest. The terms, covenants and conditions of this Deed of Trust shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 7.7 does not waive the provisions of Section 6.1 above.

     7.8 Interpretation.

          (a) Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Deed of Trust are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

          (b) The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

          (c) No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Deed of Trust. The Exhibits to this Deed of Trust are hereby incorporated in this Deed of Trust.

     7.9 Waiver of Statutory Rights. To the extent permitted by law, Grantor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "Moratorium Laws," now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, but hereby waives the benefit of such laws. Grantor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Grantor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Deed of Trust on behalf of Grantor and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Deed of Trust. The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

     7.10 Severability. If any provision of this Deed of Trust should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then Beneficiary may, at its option, declare all Secured Obligations immediately due and payable.

     7.11 Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United states Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Grantor:             Kierland Crossing, LLC
                     c/o Glimcher Properties Limited Partnership
                     150 East Gay Street
                     Columbus, Ohio 43215
                     Attention: General Counsel
                     Telephone:  (614) 887-5619
                     Facsimile:  (614) 621-8863

Beneficiary:         KeyBank National Association
                     127 Public Square
                     Cleveland, Ohio 44114
                     Attention: Commercial Real Estate Department
                     Phone:  216-689-4660
                     Facsimile:  216-689-4997

With a copy to:      Sonnenschein Nath & Rosenthal LLP
                     7800 Sears Tower
                     233 South Wacker
                     Chicago, Illinois 60606
                     Attention: Patrick G. Moran, Esq.
                     Telephone:  312-876-8132
                     Facsimile:  312-876-7934

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

     Any notice or demand delivered to the person or entity named above to accept notices and demands for Grantor shall constitute notice or demand duly delivered to Grantor, even if delivery is refused.

     7.12 Beneficiary's Lien for Service Charge and Expenses. At all times, regardless of whether any proceeds of the Loans have been disbursed, this Deed of Trust secures the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Beneficiary or the Lenders not to exceed the maximum amount secured hereby. For purposes hereof, all obligations of Grantor to Beneficiary or any Lender under any Cash Flow Hedge and any indebtedness or obligation contained therein or evidenced thereby shall be considered an obligation of Grantor secured hereby pursuant to the Loan Agreement.

     7.13 WAIVER OF TRIAL BY JURY. GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS DEED OF TRUST, THE NOTES, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF GRANTOR OR BENEFICIARY. GRANTOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS DEED OF TRUST AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. GRANTOR FURTHER ACKNOWLEDGES THAT
(I) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER,
(II) THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDERS TO MAKE THE LOAN, ENTER INTO THIS DEED OF TRUST AND EACH OF THE OTHER LOAN DOCUMENTS, AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

     7.14 Incorporation of Loan Agreement and Environmental Indemnity Agreement. The terms and provisions of the Loan Agreement and that certain Environmental Indemnity Agreement (the "Indemnity") dated as of even date herewith, are incorporated herein by express reference. All advances and indebtedness arising and accruing under the Loan Agreement from time to time, whether or not the resulting indebtedness secured hereby may exceed the face amount of the Notes, shall be secured hereby to the same extent as though said Loan Agreement were fully incorporated in this Deed of Trust, and the occurrence of any Event of Default under said Loan Agreement shall constitute a Event of Default under this Deed of Trust entitling Beneficiary to all of the rights and remedies conferred upon Beneficiary by the terms of both this Deed of Trust and the Loan Agreement. Grantor hereby agrees to comply with all covenants and fulfill all obligations set forth in the Loan Agreement and Indemnity which pertain to the Premises as if Grantor were a party to such documents.

     7.15 Inconsistencies. In the event of any inconsistency between this Deed of Trust and the Loan Agreement, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid security interest upon the Property, otherwise the provisions of the Loan Agreement shall be controlling.

     7.16 Partial Invalidity; Maximum Allowable Rate of Interest. Grantor and Beneficiary intend and believe that each provision in this Deed of Trust and the Notes comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Deed of Trust or the Notes is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Deed of Trust and the Notes to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Grantor and Beneficiary that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Deed of Trust and the Notes shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Grantor and Beneficiary under the remainder of this Deed of Trust and the Notes shall continue in full force and effect. All agreements herein and in the Notes are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance of the Notes, or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Notes or any other agreement referred to herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance the Lenders shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under the Notes and not to the payment of interest. Grantor agrees to an effective rate of interest that is the stated rate set forth in the Loan Agreement plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Grantor, or any benefit received or to be received by Beneficiary in connection with this Deed of Trust.

     7.17 UCC Financing Statements. Grantor hereby authorizes Beneficiary to file UCC financing statements to perfect Beneficiary's security interest in any part of the Property. In addition, Grantor agrees to sign any and all other documents that Beneficiary deems necessary in its sole discretion to perfect, protect, and continue Beneficiary's lien and security interest on the Property.

     7.18 "THIS WRITTEN AGREEMENT IS THE FINAL EXPRESSION OF THE LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING AMONG THE PARTIES HERETO AS THE SAME EXISTS TODAY AND MAY NOT BE CONTRADICTED BY EVIDENCE

OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE PARTIES HERETO. THE PARTIES HEREBY AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES EXISTS. THE FOLLOWING SPACE (WHICH THE PARTIES HERETO AGREE IS SUFFICIENT SPACE) IS PROVIDED FOR THE PLACEMENT OF NONSTANDARD TERMS, IF ANY (IF THERE ARE NO NONSTANDARD TERMS TO BE ADDED, STATE "NONE"):

             _________________________NONE_________________________

     7.19 Future advances and maximum amount secured. This Deed of Trust secures all future advances and obligations under the Secured Obligations. The total amount of obligations and advances secured hereby may decrease or increase from time to time, all accrued interest thereon, and all amounts (other than principal) payable by Grantor under the Notes and the Loan Agreement, including, without limitation, all taxes and insurance premiums paid or advanced by Beneficiary with respect to the Property, all costs of enforcing and foreclosing on the lien of this Deed of Trust, and all sums expended or incurred for the protection of the security interest hereby created in the Property, regardless of whether the foregoing was advanced, paid, incurred or expended now or at any future time or times.

     7.20 Execution of Instruments by Trustee. At any time, and from time to time, without liability therefor and without notice to Grantor, upon written request of Beneficiary and without affecting the personal liability of any person for payment or performance of any obligation secured hereby, Trustee may:
(a) release and reconvey any part of the Property; (b) consent in writing to he making of any map or plat thereof; (c) join in granting any easement thereon; or
(d) join in any extension agreement, agreement subordinating the lien or charge hereof, or other agreement or instrument relating hereto or to the Property or any portion thereof.

     7.21 Appointment of Successor Trustee. Beneficiary may, from time to time and in the manner required by applicable law, remove Trustee and appoint a successor trustee to any Trustee appointed hereunder.

                    [Signatures to Follow in Separate Page.]

     IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the date first above written.

                           KIERLAND CROSSING, LLC, a Delaware limited liability company

                           By: Glimcher Kierland Crossing, LLC, a Delaware limited liability company, its managing member

                                By: Glimcher Properties Limited Partnership, a Delaware limited partnership

                                     By:  Glimcher Properties Corporation, a
                                          Delaware corporation, its general
                                          partner


                                          By:/s/ George A. Schmidt
                                             -----------------------
                                          Name: George A. Schmidt
                                          Title: Executive Vice President and
                                          Chief Investment Officer

                             Consented to by Beneficiary:
                             ----------------------------

                             KEYBANK NATIONAL ASSOCIATION, a national banking association, Individually and as Administrative Agent


                             By:  /s/ Kevin P. Murray
                                --------------------------------------
                             Name: Kevin P. Murray
                                   -----------------------------------
                             Title: Senior Vice President
                                    ----------------------------------

                                 ACKNOWLEDGMENT
                                 --------------


STATE OF __________________         )
                                    )  ss.
COUNTY OF ________________          )


     The foregoing LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING was acknowledged before me this November __, 2007, by ____________________, the Vice President of KeyBank National Association, on behalf of said bank in its capacity as Beneficiary.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.



                                ----------------------------------------------
                                Notary Public in and for said County and State

My Commission Expires:


---------------------

                                 ACKNOWLEDGMENT
                                 --------------


STATE OF __________________         )
                                    )  ss.
COUNTY OF ________________          )


     The foregoing LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING was acknowledged before me this November __, 2007, by George A. Schmidt, the Executive Vice President and Chief Investment Officer of Glimcher Properties Corporation, a Delaware corporation, as general partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, as managing member of Glimcher Kierland Crossing, LLC, a Delaware limited liability company, as managing member of Kierland Crossing, LLC, a Delaware limited liability company.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.



                                 ----------------------------------------------
                                 Notary Public in and for said County and State

My Commission Expires:


-----------------------

                                    EXHIBIT A
                                    ---------

                        LEGAL DESCRIPTION OF THE PREMISES
                        ---------------------------------

PARCEL 1

A portion of the northwest quarter of Section 11 and the southwest quarter of
Section 2, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Miricopa County, Arizona being described as follows:

COMMENCING at a brass cap in hand hole found at the northwest corner of said
Section 11, also being the point of intersection of the monumented centerlines of Greenway-Hayden Loop and Scottsdale Road, from which a brass cap in hand hole found at the intersection of the monumented centerlines of Scottsdale Road and Butherus Road bears South 01(degrees)08'00" West, of 1100.20 feet;

Thence South 89(degrees)40'34" East, along the monumented centerline of Greenway-Hayden Road, a distance of 65.07 feet to brass cap in hand hole and a point on a non-tangent curve, th radius point of which bears North 00(degrees)19'08" East, 2,000.00 feet;

Thence easterly, along the arc of said curve to the left and said monumented centerline of Greenway-Hayden Loop, through a central angle of 16(degrees)55'21", an arc distance of 590.71 feet;

Thence South 16(degrees)36'13" East, 65.00 feet to a point on a line lying 65.00 feet south of and parallel to said monumented centerline of Greenway-Hayden Loop and the TRUE POINT OF BEGINNING;

Thence continuing South 16(degrees)36'13" East, 40.25 feet to a point of curvature having a radius of 150.00 feet;

Thence southerly along said curve to the right through a central angle of 17(degrees)44'55", an arc distance of 46.47 feet;

Thence South 01(degrees)08'42" West, 1000.15 feet to a point on a line lying
50.00 feet north of and parallel to the monumented centerline of Butherus Road;

Continued...

                             PARCEL 1, Continued...

Thence North 88(degrees)51'18" West, along said line lying 50.00 feet north of and parallel to the monumented centerline of Butherus Road, 594.92 feet to a point of curvature having a radius of 25.00 feet;

Thence northwesterly, along the arc of said curve to the right, through a central angle of 89(degrees)59'18", an arc distance of 39.26 feet to a point on a line lying 65.00 feet east of and parallel to the monumented centerline of Scottsdale Road;

Thence North 01(degrees)08'00" East, along said line lying 65.00 feet east of and parallel to the monumented centerline of Scottsdale Road, 941.49 feet to a point of curvature having a radius of 20.00 feet;

Thence northeasterly, along the arc of said curve to the right, through a central angle of 88(degrees)40'15", an arc distance of 30.95 feet to a point on a line lying 65.00 feet south of and parallel to the monumented centerline of Greenway-Hayden Loop and a point of reverse curvature having a radius of 2,065.00 feet;

Thence easterly, along the arc of said curve to the left and said line lying
65.00 feet south of and parallel to the monumented centerline of Greenway-Hayden Loop, through a central angle of 16(degrees)24'28", an arc distance of 591.35 feet to the TRUE POINT OF BEGINNING.

Containing 14.526 acres, more or less.


                                       -2-